Ex. 10.7

AWARD AGREEMENT
This Award Agreement (the “Agreement”) is made as of the _____ day of ________, between SIFCO Industries, Inc., an Ohio corporation (the “Company”), and, a member of the Board of Directors of the Company (the “Director”).
WHEREAS, the Company has heretofore adopted the SIFCO Industries, Inc. 2007 Long-Term Incentive Plan (the “Plan”); and
WHEREAS, it is a requirement of the Plan that an Award Agreement be executed to evidence the Restricted Stock granted to the Director.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:
1.Grant and Issuance of Restricted Stock. The Company hereby grants to the Director _____ shares of the common stock, par value $1.00 per share, of the Company (the “Restricted Stock”) on the terms and conditions set forth herein and in the Plan. The Company shall cause the Restricted Stock to be evidenced by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”). Simultaneous with the execution of this Agreement, the Director shall deliver to the Company an executed stock power, the form of which is attached hereto as Exhibit “A.” Upon the date the Restricted Stock is evidenced in a book entry account maintained by the Transfer Agent, the Director shall be a shareholder with respect to the Restricted Stock and shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive any dividends and other distributions paid with respect to the Restricted Stock. The executed stock power shall be held by the Company in its control for the account of the Director until the restrictions set forth in Section 2(a) of this Agreement lapse and the Director's right to the Restricted Stock vests pursuant to Section 2(b) of this Agreement (at which time the Restricted Stock shall be delivered to the Director) or, if earlier, until the Restricted Stock is forfeited to the Company and cancelled as provided in Section 2(c) of this Agreement.
2.    Restrictions on and Vesting of the Restricted Stock.
(a)    Except as otherwise provided in this Agreement, none of the Restricted Stock held in a book entry account maintained by the Transfer Agent (including any Restricted Stock issuable, but not yet issued) with respect to which the vesting requirements set forth in Section 2(b) of this Agreement have not been satisfied may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of. In the event that the Director purports or attempts to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of his Restricted Stock in contravention of the previous sentence, then (i) such purported transfer, encumbrance or disposition shall be null and void, and (ii) all of such disposed (or purportedly disposed) Restricted Stock shall be immediately forfeited to the Company without notice for no consideration.
(b)    The Director’s right to the Restricted Stock shall vest, and the restrictions set forth in Section 2(a) of this Agreement will lapse, on the earliest of (i) the day immediately preceding the one year anniversary of the date of this Agreement, provided that the Director is a member of the Board as of such date, (ii) the date the Director ceases to be a member of the Board due to his death or disability or (iii) the day immediately preceding the date of a Corporate Transaction (as defined in the Plan), provided that the Director is a member of the Board as of such date (the “Vesting Date”).

(c)    In the event that the Director resigns from the Board (other than by reason of disability) or is removed from the Board, in either case prior to the Vesting Date, the Restricted Stock shall be immediately and automatically forfeited to the Company without notice for no consideration.
3.    Taxes. The Company shall have the right to require a person entitled to receive the Restricted Stock to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Restricted Stock (either upon vesting or upon the filing of any election under Section 83(b) of the Code with respect to the Restricted Stock) before such Restricted Stock is evidenced by a book entry account.
4.    Delivery of Restricted Stock. Entry of the Restricted Stock in a book entry account maintained by the Transfer Agent, pursuant to this Agreement may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, delivery or distribution of the Restricted Stock. The Committee may, in its sole discretion, require the Director to furnish the Company with appropriate representations and a written investment letter prior to the entry of the Restricted Stock in a book entry account maintained by the Transfer Agent.
5.    No Right to Board Membership. Nothing in this Agreement shall confer upon the Director any right to continue to serve on the Board or interfere with or restrict in any way with the right of the Company to remove him or her from the Board for any reason whatsoever.
6.    Acknowledgement. Director acknowledges that neither the Company nor any of the Company’s affiliates, officer, members, Directors, agents or representatives has provided or is providing the undersigned with tax advice regarding the receipt, vesting and ownership of the

Restricted Stock subject to this Agreement or any other matter, and the Company has urged the Director to consult with his or her own tax advisor with respect to the income taxation consequences of receiving, holding and disposing of the Restricted Stock subject to this Agreement.
7.    Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which the Restricted Stock is granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.
8.    Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.
9.    Waiver and Modification. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.
10.    Interpretation. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement as provided by Section 3.1 of the Plan, shall be binding and conclusive on the Company and the Director.
11.    Multiple Counterparts. This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

Ex. 10.7

12.    Governing Law. This Agreement shall be governed by the laws of the State of Ohio.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Director has hereunto set his or her hand, all as of the day and year first above written.

SIFCO INDUSTRIES, INC.

By:

Its:	Chief Executive Officer

Director Signature

Ex. 10.7

Exhibit “A”
Stock Power

FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers unto SIFCO Industries, Inc. _________, ________ (_____) shares of common stock, no par value, of SIFCO Industries, Inc. (the “Company”), evidenced in a book entry account maintained by the Company’s stock transfer agent, and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:
Director Signature